SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       GRANITE STATE BANKSHARES, INC.
  ----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


  ----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [x]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)   Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               ---------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ---------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               ---------------------------------------------------------------
         (5)   Total fee paid:

               ---------------------------------------------------------------

   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

               ---------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               ---------------------------------------------------------------
         (3)   Filing party:

               ---------------------------------------------------------------
         (4)   Date Filed:

               ---------------------------------------------------------------

                              [PROXY STATEMENT]

                    [GRANITE STATE BANKSHARES LETTERHEAD]


                                                                March 16, 2000

Dear Stockholder:

      You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of Granite State Bankshares, Inc. ("Granite State" or the "Company"), to be held on April 11, 2000 at 10:00 a.m., at the Keene Country Club, Keene, New Hampshire.

      Matters to be considered at the Annual Meeting include the election of three directors and the ratification of the appointment of independent auditors for the fiscal year ending December 31, 2000. During this meeting, we will also report on the operations of Granite State. Directors and officers of Granite State, as well as representatives of Grant Thornton LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our stockholders may have. For the reasons set forth in the proxy statement, the Board unanimously recommends a vote "FOR" each of the nominees listed under Proposal 1 and "FOR" Proposal 2.

      Detailed information concerning the activities and operating performance of Granite State during the year ended December 31, 1999, is contained in our annual report, which is enclosed.

      I hope you will be able to attend this meeting in person. Whether or not you expect to attend, I urge you to sign, date and return the enclosed proxy card so that your shares will be represented.

      We look forward to seeing you at the Annual Meeting.

                                       Sincerely,


                                       /s/ Charles W. Smith

                                       Charles W. Smith

                       GRANITE STATE BANKSHARES, INC.
                               122 West Street
                         Keene, New Hampshire 03431
                               (603) 352-1600


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held on April 11, 2000


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Granite State Bankshares, Inc. will be held on April 11, 2000, at 10:00 a.m., at the Keene Country Club, West Hill Road, Keene, New Hampshire.

      A proxy statement and proxy card for this Annual Meeting are enclosed herewith. The Annual Meeting is for the purpose of considering and voting upon the following matters:

      1. The election of three directors, for terms of three years each, or until their successors are elected and qualified;

      2. The ratification of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any such other business.

      Pursuant to the Bylaws, the Board of Directors has fixed March 3, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of Common Stock of the Company as of the close of business on March 3, 2000 will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

      EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF GRANITE STATE A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER OF RECORD PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.

                                       By Order of the Board of Directors


                                       /s/ Charles B. Paquette

                                       Charles B. Paquette
                                       Secretary

Keene, New Hampshire
March 16, 2000

                       GRANITE STATE BANKSHARES, INC.
                               122 West Street
                         Keene, New Hampshire 03431



                               PROXY STATEMENT
                       ANNUAL MEETING OF STOCKHOLDERS
                       GRANITE STATE BANKSHARES, INC.
                               April 11, 2000

Solicitation and Voting of Proxies

      This proxy statement is being furnished to stockholders of Granite State Bankshares, Inc. ("Granite State" or the "Company"), in connection with the solicitation by the Board of Directors of the Company ("Board of Directors" or the "Board") of proxies to be used at the annual meeting of stockholders (the "Annual Meeting") to be held on April 11, 2000, at the Keene Country Club, Keene, New Hampshire, at 10:00 a.m., and at any adjournments thereof.

      This proxy statement and the accompanying proxy card are initially being mailed to recordholders on or about March 16, 2000.

      Regardless of the number of shares of common stock owned, it is important that recordholders of a majority of the shares be represented by proxy or in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of Granite State will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxies will be voted FOR the election of each of the nominees for director named in this proxy statement and FOR the ratification of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

      The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof, including any motion to adjourn the Annual Meeting in order to solicit additional proxies or otherwise.

      The cost of solicitation of proxies in the form enclosed herewith will be borne by Granite State. In addition to the solicitation of proxies by mail, Registrar and Transfer Company, a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee estimated to be $2,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and regular employees of the Company or Granite Bank, a subsidiary of the Company (the "Bank"), without additional compensation therefor. Granite State will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Revocation of Proxy

      A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your recordholder to vote personally at the Annual Meeting.

Voting Securities

      The securities which may be voted at the Annual Meeting consist of shares of common stock of Granite State, par value $1.00 per share (the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting.

      The close of business on March 3, 2000 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. On the Record Date, Granite State had 5,746,193 shares of Common Stock outstanding.

      The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve or to ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

      As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Under New Hampshire law and the Company's Certificate of Incorporation and Bylaws, directors are elected by a plurality of shares voted, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

      Concerning the other matter to come before the Annual Meeting, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item;
(ii) vote "AGAINST" the item; or (iii) "ABSTAIN" with respect to the item. This matter shall be determined by a majority of the votes cast FOR or AGAINST. Hence, shares as to which the "ABSTAIN" box has been selected on the proxy card and broker non-votes will not affect the vote as to that matter.

      Proxies solicited hereby will be returned to the proxy solicitors or the Company's transfer agent, and will be tabulated by inspectors of election designated by the Board. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

Security Ownership of Certain Beneficial Owners

      The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date as disclosed in certain reports regarding such ownership filed with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), by such persons or groups. Other than those persons listed below, the Company is not aware of any person or group that owns more than 5% of the Company's Common Stock as of the Record Date.


Title of               Name and Address           Amount and Nature of    Percent of
Class                of Beneficial Owner          Beneficial Ownership      Class
--------             -------------------          --------------------    ----------

Common Stock    Granite State Bankshares, Inc.         345,879<F1>          6.02%
                 Employee Stock Ownership
                 Plan and Trust ("ESOP")
                 122 West Street
                 Keene, New Hampshire 03431

--------------------
<F1>  Messrs. Koontz, Smedley and Smith serve as the administrative committee of the ESOP (the "ESOP Committee"). In addition, Future Planning Associates, Inc., an unrelated corporate trustee, has been appointed ESOP Trustee ("ESOP Trustee"). All shares held in the ESOP Trust and allocated to participants (340,216 shares), will be voted by the ESOP Trustee as directed by such participants. Unallocated shares are voted by the ESOP Trustee in a manner that reflects the directions received as to the allocated shares.


               PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
                     PROPOSAL 1 -- ELECTION OF DIRECTORS

      In accordance with the Bylaws, Granite State currently has ten (10) directors. Directors of the Company are elected for staggered terms of three years each, with a term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified. The Bylaws of Granite State provide that no person may serve as director after attaining 70 years of age.

      All nominees named are presently directors of the Company. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and Granite State.

      In the event that a nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed proxy card if executed and returned will be voted FOR the election of all nominees proposed by the Board of Directors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with Respect to Nominees, Continuing Directors and Executive
Officers

      The following table sets forth, as of the Record Date, the names of nominees, continuing directors and "named executive officers", as defined below, their ages, the year in which each became a director and the year in which their terms (or in the case of nominees, their proposed terms) as director of the Company expire and the amount of Common Stock and the percent thereof beneficially owned by each and all directors and executive officers as a group.

                                                            Expiration                                Percent
                                                Director    of Term as      Amount and Nature of        of
Name                                     Age     Since       Director     Beneficial Ownership<F1>     Class
----                                     ---    --------    ----------    ------------------------    -------

NOMINEES
Philip M. Hamblet                        54       1990         2003         54,436<F2>                  *
Joseph S. Hart                           50       1999         2003         11,179<F3>                  *
James L. Koontz                          65       1994         2003         16,452<F2>                  *

CONTINUING DIRECTORS

Dr. David M. Bartley                     65       1997         2001         10,981<F2>                  *
Charles W. Smith                         57       1986         2001        185,067<F4><F5>             3.20%
C. Robertson Trowbridge                  68       1988         2001         30,692<F6>                  *
James C. Wirths III                      63       1994         2001         34,010<F2>                  *
David J. Houston                         65       1997         2002         35,941<F7>                  *
William Smedley, V                       68       1986         2002         39,958<F2>                  *
E. Story Wright                          60       1999         2002         16,564<F3>                  *

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

William C. Henson                        44        --           --          77,787<F8><F9>             1.35%
Charles B. Paquette                      47        --           --         126,105<F8><F9>             2.19%
William G. Pike                          48        --           --          74,678<F8><F9>             1.29%
All directors and executive officers
 as a group (15 persons)                                                   741,171<F10><F11><F12>     12.51%

                                                       (footnotes on next page)



--------------------
<F*>  Represents less than 1.00% of the Company's voting securities.
<F1>  Includes all shares of stock owned by each director or named executive officer, their spouse, or as custodian or trustee, over which shares such individuals effectively exercise sole or shared voting or investment power.
<F2>  Includes 9,000 shares subject to options granted to each of Messrs.,
      Hamblet, Koontz, Bartley, Wirths and Smedley, which are currently exercisable.
<F3>  Includes 5,625 shares subject to options granted to each of Mr. Hart and Ms. Wright, which are currently exercisable.
<F4>  Includes 53,576 shares held by the ESOP Trust for the benefit of Mr.
      Smith and over which Mr. Smith has current voting rights.
<F5>  Includes 33,242 shares subject to options granted to Mr. Smith, which are currently exercisable.
<F6>  Includes 3,375 shares subject to options granted to Mr. Trowbridge, which are currently exercisable.
<F7>  Includes 1,125 shares subject to options granted to Mr. Houston, which are currently exercisable.
<F8>  Includes 24,738 shares, 27,890 shares, and 8,358 shares held by the
      ESOP Trust for the benefit of Messrs. Henson, Paquette, and Pike, respectively, and over which they have current voting rights.
<F9>  Includes 21,442 shares subject to options granted to each of Messrs.
      Henson, Paquette and Pike, which are currently exercisable.
<F10> Excludes shares held by the ESOP Trust that are allocated to non-
      executive officers and employees.
<F11> Includes 27,321 shares (including 17,951 shares subject to options)
      owned by two persons who are members of the Board of Directors of Granite Bank, but not of the Company.
<F12> Includes 176,269 shares subject to options granted to Directors and executive officers, which are currently exercisable and 114,512 shares held by the ESOP Trust for the benefit of executive officers and over which the executive officers have current voting rights.

Directors' Principal Occupation and Business Experience for Five Years

      Dr. David M. Bartley is President of Holyoke Community College, Holyoke, Massachusetts.

      Philip M. Hamblet is President of Fred H. Hamblet, Inc., an electrical contracting firm.

      Joseph S. Hart is President and Chief Executive Officer of
Peterborough Oil Co., Inc., a wholesaler and retailer of branded gasolines and an operator of convenience stores.

      David J. Houston is President of David J. Houston Company, a surplus equipment sales company and also is President of Hadley Properties, Inc.

      James L. Koontz is Chairman of the Executive Committee of the Board of Granite Bank. Effective March 1, 2000 Mr. Koontz is a business consultant to and prior to that was President and Chief Executive Officer of Kingsbury Corporation, a manufacturer of factory automation and machine tools.

      William Smedley, V, is retired and formerly was the Vice President of Human Resources at National Grange Mutual Insurance Co., Keene, New Hampshire.

      Charles W. Smith is Chairman of the Board and Chief Executive Officer of Granite State and Granite Bank. Mr. Smith has been the Chief Executive Officer of Granite Bank since October 1982. Mr. Smith is also Chairman of the Board of the Federal Home Loan Bank of Boston.

      C. Robertson Trowbridge is Chairman of the Board of Yankee Publishing, Inc., a publishing firm.

      James C. Wirths, III is retired and formerly was the Vice President of Finance and Treasurer of Tilcon-Arthur Whitcomb, Inc., a building supplier of ready-mix concrete.

      E. Story Wright, has been active in community affairs, serving as a trustee of Cheshire Hospital, New Hampshire Charitable Foundation, Monadnock Community Foundation and Monadnock United Way and as a governor of New Hampshire Public Television.

Committees of the Board of Granite State

      Granite State's Board of Directors has appointed an Executive Committee consisting of Messrs. Smith, Koontz, Bartley, Smedley and Wirths, an Audit Committee composed of Messrs. Wirths, Bartley, Hamblet, Houston, Koontz and Trowbridge and a Personnel Committee which serves as the Company's Compensation Committee consisting of Messrs. Smedley, Smith, Bartley, Koontz and Hart. The Board of Directors of Granite State does not have a standing Nomination Committee. The Executive Committee met 5 times during 1999, the Audit Committee met 3 times and the Personnel Committee met 3 times. The Executive Committee is vested with the authority of the Granite State Board in most matters between meetings of the Granite State Board. The Audit Committee reviews audit procedures and internal controls at the Company and the report and performance of the Company's independent auditors. The Personnel Committee determines compensation for the officers and other employees of the Company, as well as reviewing the employee benefit plans of the Company. The Company's Board of Directors met 5 times, and Granite Bank's Board of Directors met 13 times in 1999. All directors were present for at least 75% of the meetings of the Board and the Committees of which they were a member.

Directors' Compensation

      Directors' Fees. The directors of Granite State are paid $1,000 for each Board of Directors meeting attended and $150 for each committee meeting attended. The directors of Granite State who are also directors of Granite Bank, are paid $1,000 for attendance at board meetings and $150 for each committee meeting attended of the subsidiary. Additionally, the Chairman of the Executive Committee of the Board of Directors of the Bank is also paid a $1,500 annual retainer. The directors may elect to defer their compensation. Additionally, in the first quarter of each year Directors are given the opportunity to receive eighty percent of their estimated fees for attendance at Board meetings during the upcoming year, as a retainer payment, which amount is utilized for the purpose of purchasing shares of Company Common Stock in the open market for the benefit of the individual Directors. During 1999, directors received option grants under the 1997 Long-Term Incentive Stock Benefit Plan. Directors serving on the board of directors of both Granite State and Granite Bank (Directors Bartley, Hamblet, Hart, Koontz, Smedley, Wirths and Wright) were each granted an option to purchase 650 shares of common stock. Directors serving on the Granite State board but not on the board of Granite Bank (Directors Houston and Trowbridge) were each granted an option to purchase 300 shares of common stock. Directors serving on the Granite Bank board but not on the board of Granite State (two persons) were each granted an option to purchase 450 shares of common stock. The exercise price of all shares underlying the options granted is the fair market value of the common stock on the date of grant.

                           EXECUTIVE COMPENSATION

Personnel Committee Report on Executive Compensation

      Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Personnel Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

      The Company does not pay direct cash compensation to the executive officers of the Company. However, the Company's executives are also executive officers of the Bank and are compensated by the Bank. The members of the Personnel Committee are four non-employee members of the Board of Directors and Charles W. Smith, Chairman and Chief Executive Officer of Granite State and the Bank. Mr. Smith offers input and advice as to executive compensation affecting members of the senior management team other than himself. Compensation decisions and recommendations made as to Mr. Smith are made without the participation of Mr. Smith. All decisions by the Personnel Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors, except for decisions about awards under certain of the Company's stock-based compensation plans, which can be made solely by the Committee. The Committee meets at least annually to review and make recommendations to the Board of Directors regarding the compensation of the Chief Executive Officer and other executives.

      The decisions made by the Personnel Committee as to executive compensation are subjective in nature, and not subject to specific criteria. Set forth below are certain considerations taken into account in determining compensation for the Chief Executive Officer ("CEO") and the other executive officers.

Base Salaries-In determining the base salaries for the CEO and other executive officers, the committee reviews salaries to ensure that the Bank's base salary levels are competitive with financial institutions similar in size, geographic market and business profile in order for the Bank to attract and retain persons of high quality. The Bank has retained the services of Tom Warren and Associates, Inc., compensation consultants ("Warren"), to provide an independent outside survey and analysis of the appropriateness of senior management compensation. Warren's salary data was based upon financial institutions engaged in comparable activities and provided information as to the median salary by position. Warren relied on several established surveys in establishing the salary ranges for senior management positions. The Committee relied upon the market salaries as indicated by the Warren report in approving salary adjustments.

Bonus Awards-Bonus compensation for the executive officers generally consist of cash bonuses and long-term benefits such as stock options and restricted stock awards. There is no established incentive compensation or bonus plan. Historically, the Personnel Committee has granted cash bonuses to executive officers based on profitability and/or other factors regarding individual accomplishments and performance towards meeting overall Company and Bank goals and objectives.

The Company also maintains a stock benefit plan in order to promote the growth and profitability of Granite State and to provide key officers and employees with an incentive to achieve corporate objectives. Under the 1997 Long-Term Incentive Stock Benefit Plan, grants of stock options and shares of restricted stock may be made to officers and employees.Information concerning individual grants of options and restricted stock is included elsewhere in this proxy statement.

Compensation of Chief Executive Officer-The Board of Directors approved a base salary for the CEO for the year 1999 of $307,400 which represented a 6% increase from the base salary provided in 1998. The salary level was based in part upon the compensation survey provided by Warren. Mr. Smith's contract calls for a minimum increase of 10% per year, although actual increases, with the consent of Mr. Smith, historically have been less. The increase in salary for 1999 was also based on the overall performance of the Bank during 1998. The Committee also recommended that a bonus of $122,960 be paid to the CEO. In arriving at the bonus amount, the committee considered the Company's net earnings for 1999, including return on average assets and return on average equity. The CEO also received an allocation of shares of Common Stock under the Employee Stock Ownership Plan (which was established in 1986), which allocation was automatic under the ESOP in accordance with the provisions of the ESOP Plan. Under the 1997 Long-Term Incentive Stock Benefit Plan, the Board granted Mr. Smith options to purchase 5,800 shares of Common Stock at an exercise price equal to the market value of the Common Stock at the date of grant, which represented 30.21% of all options granted to employees in 1999. These options become exercisable over a five year period. The Board also granted Mr. Smith 1,800 shares of restricted stock under this plan, which shares vest over a five year period. In making the grants of options and shares of restricted stock, the committee wanted to provide Mr. Smith with additional performance incentives.

                             Personnel Committee


                        William Smedley, V, Chairman
                              David M. Bartley
                               Joseph S. Hart
                               James L. Koontz
                              Charles W. Smith

              Comparison of Five-Year Cumulative Total Return*

      The graph below compares the cumulative total shareholder return on Granite State common stock for the last five years against the cumulative total return of the SNL New England Bank Index and the NASDAQ Total Return Index for the same period.

                       Granite State Bankshares, Inc.

                          Total Return Performance



                                                              Period Ending
                                  --------------------------------------------------------------------
Index                             12/31/94    12/31/95    12/31/96    12/31/97    12/31/98    12/31/99
------------------------------------------------------------------------------------------------------

Granite State Bankshares, Inc.    $100.00     $148.80     $200.81     $375.66     $337.13     $292.83
NASDAQ-Total US                    100.00      141.33      173.89      213.07      300.25      542.43
SNL  New England Bank Index        100.00      163.97      223.59      355.91      389.49      364.09

--------------------
<F*>  Investment of $100 in Granite State's common stock, the SNL New
      England Bank Index and the NASDAQ Total Return Index. Total return assumes reinvestment of all dividends.

      Summary Compensation Table. The following table shows, for the years ended December 31, 1999, 1998 and 1997, the cash compensation paid by Granite State or its subsidiary, as well as certain other forms of compensation paid or accrued for those years, to the executive officers of the Company who each received total salary and bonus in excess of $100,000 in 1999 ("Named Executive Officers").


                                                                                                Long Term
                                                      Annual Compensation                      Compensation
                                         ---------------------------------------------   -----------------------
                                                                                                  Awards
                                                                                         -----------------------
                                                                                                      Securities
                                                                        Other            Restricted   Underlying
                                                                       Annual             Stock       Options         All Other
Name and Principal Position       Year   Salary($)     Bonus($)   Compensation ($)<F2>    ($)<F4>        (#)       Compensation<F5>
---------------------------       ----   ---------     --------   --------------------   ----------   ----------   ----------------

Charles W. Smith                  1999   $319,300<F1>  $122,960       $     --            $ 38,588       5,800         $ 7,273
Chairman and Chief Executive      1998    301,900<F1>   116,000        279,280<F3>         374,750      46,000           9,927
Officer of Granite State and      1997    270,082<F1>   101,933        132,804<F3>              --      75,000          12,947
Granite Bank

William C. Henson                 1999    146,440        41,735             --              19,294       2,900           7,273
Executive Vice President of the   1998    140,000        39,200         41,684<F3>         187,375      23,000           9,927
Company and Senior Executive      1997    125,198        35,055         19,674<F3>              --      37,500          12,947
Vice President and Chief Credit
Officer of the Bank

Charles B. Paquette               1999    146,440        41,735             --              19,294       2,900           7,273
Executive Vice President, Chief   1998    140,000        39,200         77,114<F3>         187,375      23,000           9,927
Operations Officer and Secretary  1997    125,198        35,055         37,382<F3>              --      37,500          12,947
of the Company and Senior
Executive Vice President and
Chief Operations Officer of
the Bank

William G. Pike                   1999    146,440        41,735             --              19,294       2,900           7,273
Executive Vice President and      1998    140,000        39,200             --             187,375      23,000           9,927
Chief Financial Officer of the    1997    125,198        35,055             --                  --      37,500          12,947
Company and Senior Executive
Vice President and Chief
Financial Officer of the Bank

--------------------
<F1>  Includes Board of Directors' fees.
<F2>  For the periods presented, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for each year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; or (d) preferential discounts on stock.
<F3>  Represents the reimbursement by the Company of taxes related to the exercise by the executive of nonstatutory stock options, which reimbursement approximated the tax benefit received by the Company.
<F4>  Amounts reported in this column represent the fair value of the restricted stock awards at the date of the award. With respect to Messrs. Smith, Henson, Paquette and Pike, the number of unvested shares at December 31, 1999 were 14,200 shares, 7,100 shares, 7,100 shares and 7,100 shares, respectively, and, based upon the year-end price per share of Common Stock of $19.875, the value of these unvested shares were $282,225, $141,113, $141,113 and $141,113, respectively. Awards granted in 1999 and 1998 vest over five years. Dividends paid with respect to all shares awarded are paid to the recipient of the award.
<F5>  With respect to Messrs. Smith, Henson, Paquette and Pike, reflects amounts allocated to officers' accounts pursuant to the Employee Stock Ownership Plan ("ESOP"). Amounts reflect the number of shares allocated for the respective year, multiplied by the year-end price per share of Common Stock, which were $19.875, $23.50 and $26.75 at December 31, 1999, 1998 and 1997, respectively.

      Employment Agreements. Granite State and Granite Bank have entered into contracts with Messrs. Smith, Paquette, Henson and Pike. Mr. Smith receives a minimum base salary of $328,918 under this 5 year contract subject to minimum annual increases of 10%. The contract automatically renews each year, so that the remaining term is five years unless notice of nonrenewal is provided by the Board in which event the contract expires five years after such notice. In the event of a change in control as defined in the contract of Granite State or Granite Bank, resulting in a termination of employment, other than for cause, or upon certain other events of termination of employment other than for cause, Mr. Smith would receive a severance payment equal to the greater of the payments remaining under the contract or three times his average annual salary for the five immediately preceding years, plus an accelerated retirement benefit. In addition, the Company is obligated to indemnify Mr. Smith for any golden parachute excise tax, and any income tax with respect to such indemnification payment, for which he would become liable in connection with a termination following a change in control.

      Messrs. Paquette, Henson and Pike have entered into contracts for three year terms providing that in the event of a change in control as defined therein, followed by a termination of employment or upon certain other events of termination of employment, other than for cause, each would receive a severance payment equal to three times their respective average annual salaries (over the last 3 years) plus accelerated retirement benefits and continued health insurance. These contracts automatically renew each year, so that the remaining term is three years, unless notice of nonrenewal is provided by the Board, in which event the contracts expire three years after such notice.

      Under all of the contracts, in the event of a change in control of Granite State or Granite Bank, previously granted but unexercised stock options will become fully vested and accelerated retirement benefits and insurance coverage will be provided and continued. The officer will be reimbursed for all legal expenses incurred in enforcing the employment contract. Such payments will be made and such rights will vest if the officer terminates his employment following a change in control, either involuntarily or voluntarily.

      Under current tax law, certain of the payments that may be made under these agreements in the event of a change in control may not be deductible by Granite State.

      Stock Options. Options to purchase common stock may be granted under the 1997 Long-Term Incentive Stock Benefit Plan.

      Set forth below is information relating to options granted under the Stock Option Plans to Named Executive Officers during 1999.

                      OPTION GRANTS IN LAST FISCAL YEAR


                                                                                               Potential Realizable Value at
                                                                                               Assumed Annual Rates of Stock
                                    Individual Grants                                          Price Appreciation for Option Term
-------------------------------------------------------------------------------------------    ----------------------------------
                                              Percent of Total
                                              Options Granted
                                              to Employees in     Exercise or    Expiration
Name                   Options Granted<F1>          1999          Base Price        Date                 5%         10%
----                   -------------------    ----------------    -----------    ----------              --         ---

Charles W. Smith              5,800                30.21%            $21.44       10/01/09            $78,195    $198,162
William C. Henson             2,900                15.10%             21.44       10/01/09             39,098      99,081
Charles B. Paquette           2,900                15.10%             21.44       10/01/09             39,098      99,081
William G. Pike               2,900                15.10%             21.44       10/01/09             39,098      99,081

--------------------
<F1>  Options granted to Messrs. Smith, Henson, Paquette and Pike vest over a five year period. All options granted include a reload feature, which automatically grants a new option, with an exercise price at the then fair market value, equal in number to the number of shares used as payment for the exercise.

      Set forth below is certain information concerning options exercised in 1999, by the Named Executive Officers, and options outstanding to such Named Executive Officers at December 31,1999.

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION VALUES


                                                        Number of Unexercised         Value of Unexercised
                                                             Options at             In-the-Money Options at
                                                         Fiscal Year-End (#)          Fiscal Year-End<F1>
                                                      -------------------------    -------------------------
                       Shares Acquired     Value      Exercisable/Unexercisable    Exercisable/Unexercisable
Name                    Upon Exercise     Realized               (#)                          ($)
----                   ---------------    --------    -------------------------    -------------------------

Charles W. Smith             --            $   --       23,171        103,629       $59,225        $236,900
William C. Henson            --                --       14,799         48,601        38,853         109,210
Charles B. Paquette          --                --       14,799         48,601        38,853         109,210
William G. Pike              --                --       14,799         48,601        38,853         109,210

--------------------
<F1>  Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on December 31, 1999, at which date the last sale price of the Common Stock as quoted on the Nasdaq Stock Market was $19.875.

      Defined Benefit Plan. Granite State provides a defined benefit retirement plan for all eligible employees of Granite State and its subsidiary, age 21 or older, who have completed at least one year of credited service. Benefits earned become 100% vested after 5 years of vesting service after the attainment of age 18. The normal form of benefit at retirement is a straight life annuity. A participant's retirement benefit will equal 2% of the participant's average annual earnings (over a 3-year period) multiplied by the number of years of credited service (up to a maximum of 30 years), reduced by 1-2/3% of his primary social security benefit multiplied by the number of years of credited service (up to 30 years).

      The following table indicates the estimated annual benefit payable to employees under the Defined Benefit Plan by the salary and years of service classifications indicated, assuming retirement at age 65, during 1999 and a straight life annuity form of payment. As of December 31, 1999, Messrs. Smith, Henson, Paquette and Pike, had 26 years and 10 months, 19 years, 25 years and 2 months and 8 years and 1 month, respectively, of credited service for purposes of the defined benefit retirement plan. Messrs. Smith, Henson and Paquette will have more than the maximum credited service of 30 years at the normal retirement age. Mr. Pike will have 24 years and 9 months of credited service at the normal retirement age.


             Benefit Based Upon Years of Credited Service at Age 65
 Average    --------------------------------------------------------
Earnings    10 years    15 years    20 years    25 years    30 years
--------    --------    --------    --------    --------    --------

$ 40,000    $ 5,459     $ 8,188     $10,918     $13,647     $16,377
  60,000      9,146      13,719      18,293      22,866      27,439
  80,000     13,062      19,593      26,124      32,655      39,186
 100,000     17,062      25,593      34,124      42,655      51,186
 120,000     21,062      31,593      42,124      52,655      63,186
 140,000     25,062      37,593      50,124      62,655      75,186
 150,000     27,062      40,593      54,124      67,655      81,186
 160,000     29,062      43,593      58,124      72,655      87,186


      Under the Internal Revenue Code of 1986 (the "Code"), the maximum benefit payable under the Defined Benefit Plan per year, in 1999, was $130,000. The compensation utilized in the formula to calculate pension benefits consists of the salary reported in the "Summary Compensation Table." The benefit amounts shown in the preceding table are subject to deductions for Social Security benefits or other offset amounts. Under the Code, only $160,000 of compensation may be considered for purposes of determining retirement benefits.

      Supplemental Executive Retirement Plan. The Bank maintains a Supplemental Executive Retirement Plan ("SERP"), which was restated and amended in 1999. Prior to 1999, Mr. Smith was the only designated participant in the SERP. Under the amended SERP, Mr. Smith is to be provided a retirement benefit (less the benefits in fact provided under the defined benefit plan) that is equal to 75% of his final 3 calendar years highest average annual rate of salary at retirement. The SERP also is designed to provide a benefit to replace amounts given up under the Bank's ESOP as a result of Code restrictions. The benefit will be paid over the executive's life or 20 years, whichever is greater. Under the amended SERP, the amount of the projected benefit to which Mr. Smith would be entitled has been actuarially determined to be $282,502 upon retirement at age 62.

      In 1999, the SERP was amended to include Messrs. Henson, Paquette and Pike as participants. If each of the new participants retires on or after attaining age 65, he will be entitled to a benefit equal to the "specified wage replacement" (70% for each of Messrs. Henson and Paquette; 50% for Mr.
Pike) multiplied by his projected annual salary at age 60 less the final projected wage replacement for such person at age 65 from the Bank's defined benefit plan. Although the supplemental benefit will be based on a specified percentage of the executive's wages at age 60, the benefit will be expensed and accrued to age 65. The projected benefits to which Messrs. Henson, Paquette and Pike would be entitled at age 65 has been actuarially determined to be $118,117, $118,117 and $64,967, respectively.

      The Bank has established a rabbi trust which has purchased life insurance policies on each of the executive's lives in order to ensure that the Bank can satisfy its obligation under the SERP. The Bank makes annual contributions in an amount equal to the expense accrual under the SERP, into a secular trust for the benefit of the executives. In the event of the executive's termination of employment within 36 months of a change in control of the Bank, or in the event of the executive's death, the Bank is required to make contributions to the secular trust from its general assets or from the assets held by the rabbi trust which, when added to the remaining assets in the secular trust, are sufficient to fund the supplemental retirement income benefit. Contributions for the benefit of Mr. Smith with respect to the SERP relating to the years 1999, 1998 and 1997 were $459,170, $256,873 and $256,873, respectively. Contributions for the benefit of Messrs. Henson, Paquette and Pike relating to the year 1999 were $50,738, $60,586 and $34,419, respectively.

Compensation Committee Interlocks

      During the year ending December 31, 1999, the Company had no "interlocking" relationships in which (1) any executive officer is a member of the board of directors of another entity, one of whose executive officers is a member of the Company's Board of Directors, or (2) any executive officer is a member of the compensation committee of another entity, one of whose executive officers is a member of the Company's Board of Directors.

Indebtedness of Management and Transactions with Certain Related Persons

In the ordinary course of business, Granite Bank makes loans to Granite State's and the Bank's directors, officers and parties related to them. Such transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than normal risk of collectibility or present other unfavorable features.

      PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Company's independent auditors for the fiscal year ended December 31, 1999 were Grant Thornton LLP. The Company's Board of Directors has reappointed Grant Thornton LLP to continue as independent auditors for the Bank and the Company for the year ending December 31, 2000 subject to ratification of such appointment by the stockholders.

      Representatives of Grant Thornton LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting. Unless marked to the contrary, the shares represented by the enclosed proxy will be voted FOR ratification of the appointment of Grant Thornton LLP as the independent auditors of the Company.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      David J. Houston, Director of the Company, filed a report on Form 4 on November 23, 1999 to report the exercise of options to purchase 4,000 shares of Common Stock during the month of March 1999, which Form 4 should have been filed by April 10, 1999.

                           ADDITIONAL INFORMATION

Stockholder Proposals

      To be considered for inclusion in the proxy statement and proxy relating to the Annual Meeting of Stockholders to be held in the year 2001, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the first page of this Proxy Statement, not later than November 16, 2000. Any such proposal will be subject to 17 C.F.R. 240.14a-8 of the Rules and Regulations under the Exchange Act.

Notice of Business to be Conducted at an Annual Meeting

      The Bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an Annual Meeting. The stockholder must give written advance notice to the Secretary of the Company not less than one hundred twenty (120) days before the date on which the Company's proxy statement was released to stockholders in connection with the previous annual meeting. The advance notice by a stockholder must include the stockholder's name and address, as it appears on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and the number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the Annual Meeting to be held in the year 2001, must be given to the Company by November 16, 2000. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the Annual Meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

          OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

      The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

      Whether or not you intend to be present at this Annual Meeting, you are urged to return your proxy promptly. If you are present at this Annual Meeting and wish to vote your shares in person, your proxy may be revoked.

      A COPY OF THE COMPANY'S FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD UPON WRITTEN REQUEST TO GRANITE STATE BANKSHARES, INC., MR. WILLIAM G. PIKE, EXECUTIVE VICE PRESIDENT, 122 WEST STREET, KEENE, NEW HAMPSHIRE 03431.

By Order of the Board of Directors

/s/ Charles B. Paquette

Charles B. Paquette, Secretary
Keene, New Hampshire
March 16, 2000



YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                [PROXY CARD]


                               REVOCABLE PROXY
                       GRANITE STATE BANKSHARES, INC.

[X]   PLEASE MARK VOTES
      AS IN THIS EXAMPLE

                       ANNUAL MEETING OF STOCKHOLDERS
                               APRIL 11, 2000

      The undersigned hereby appoints the Proxy Committee of the Board of Directors, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at an Annual Meeting of Stockholders ("Meeting") to be held at the Keene Country Club, Keene, New Hampshire at 10:00 a.m. (local time) on April 11, 2000. The Proxy Committee of the Board of Directors is authorized to cast all votes to which the undersigned is entitled as follows:

                                                                       FOR ALL
                                                    FOR    WITHHOLD    EXCEPT

1.    The election as directors of all nominees     [ ]       [ ]        [ ]
      listed (except as marked to the contrary below):

      Philip M. Hamblet    Joseph S. Hart    James L. Koontz

      INSTRUCTION: To withhold your vote for any nominee(s), mark
      "For All Except" and write that nominee's name on the line below.

      ________________________________________________________________________
                                                      FOR    AGAINST    ABSTAIN
2.    The ratification of the appointment of Grant    [ ]      [ ]        [ ]
      Thornton LLP as auditors for the fiscal year ending December 31, 2000.

      Check box if you plan to attend Meeting-------------------------->    [ ]

      The Board of Directors recommends a vote "FOR" each of the nominees listed under Proposal 1 and "FOR" Proposal 2.

      THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, INCLUDING WITHOUT LIMITATION A MOTION TO ADJOURN OR POSTPONE THE ANNUAL MEETING TO ANOTHER TIME AND/OR PLACE FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES OR OTHERWISE, THIS PROXY WILL BE VOTED BY THE PROXY COMMITTEE OF THE BOARD OF DIRECTORS IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.


                                                   -------------------------
         Please be sure to sign and date           | Date                   |
          this Proxy in the box below.             |                        |
 ---------------------------------------------------------------------------
|                                                                           |
|                                                                           |
 -------Stockholder sign above-----------Co-holder (if any) sign above------

  Detach above card, sign, date and mail in postage paid envelope provided.

                       GRANITE STATE BANKSHARES, INC.

      Should the above signed be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy card prior to a vote being taken on a particular proposal at the Meeting.

      The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Meeting and a proxy statement dated March 16, 2000 and the 1999 Annual Report to Stockholders.

      Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                             PLEASE ACT PROMPTLY
                   SIGN, DATE & MAIL YOUR PROXY CARD TODAY